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                                                                     Exhibit 5.1


                             Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                                2001 Ross Avenue
                           Dallas, Texas  75201-2975
                            Telephone (214) 220-7700


                                October 27, 1997


International Home Foods, Inc.
1633 Littleton Road
Parsippany, New Jersey  07054

Ladies and Gentlemen:


       We have acted as counsel for International Home Foods, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (as may hereafter be amended, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "1933 Act") and the rules and regulations thereunder the sale of up to 15,665,875 shares (the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock"). The Shares will be offered and sold (the "Offering") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company, AHP Subsidiary Holding Corporation, each of Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the "U.S. Underwriters") and each of Donaldson, Lufkin & Jenrette International Limited, BT Alex. Brown International, Chase Manhattan International Limited, Credit Suisse First Boston (Europe) Limited, Goldman, Sachs International and Morgan Stanley & Co. International Limited (the "International Managers" and collectively with the U.S. Underwriters, the "Underwriters").


       We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the 1933 Act.

       Before rendering the opinions hereinafter set forth, we examined, among other things, the proposed form of Underwriting Agreement, the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, resolutions of the Company's Board of Directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters, information with respect to which is in the possession of the Company relevant
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International Home Foods, Inc.
October 27, 1997
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to the opinions herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by its duly authorized representative.

       Based upon the foregoing assumptions, and subject to the qualifications set forth hereinafter, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act, (ii) the final terms of the Underwriting Agreement and the Offering have been approved by the Board of Directors (or a duly constituted committee thereof), (iii) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto, and (iv) the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement (including the receipt by the Company of the consideration for the Shares described therein), the Shares will be validly issued, fully paid and non-assessable.

       The opinion expressed above is subject to the following assumptions, exceptions and qualifications:

       (a) We have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us (other than the Company's certificate of incorporation and bylaws) do not modify the terms that appear in any such document.

       (b) The opinion expressed in this letter is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. We are not admitted to the practice of law in the State of Delaware.

       We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the 1933 Act in connection with the Offering. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
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International Home Foods, Inc.
October 27, 1997
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       We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                                  Very truly yours,

                                                  /s/ VINSON & ELKINS L.L.P.